UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017 (January 11, 2017)

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware

               1-9309                                               54-0852979

    (State of Incorporation                                (Commission File Number)                    (I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On January 11, 2017, Grant Thornton LLP (“Grant Thornton”) informed Versar, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately, which was accepted by the Audit Committee of Versar’s Board of Directors on January 12, 2017.
The reports of Grant Thornton on the Company’s consolidated financial statements for the years ended June 26, 2015 and June 27, 2014 contain no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton had not completed its audit of the Company’s financial statements for the fiscal year ended July 1, 2016 as of the date of its resignation.
Except to the extent described below, in connection with Grant Thornton’s resignation, during the Company’s two most recent fiscal years and the subsequent interim period through January 11, 2017, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreement in connection with its report and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.
Disagreements under Item 304(a)(1)(iv)
In connection with its resignation, Grant Thornton indicated that recent communications from the Company and the Chairman of its Audit Committee appeared to restrict Grant Thornton’s audit scope or audit procedures in a manner that was not acceptable to Grant Thornton. Although the Company and the Audit Committee Chairman accepted Grant Thornton’s resignation, they do not agree with Grant Thornton that they were restricting Grant Thornton’s audit scope or audit procedures. As a result of Grant Thornton’s resignation, the Company, its Audit Committee, and Grant Thornton did not resolve their disagreement over these issues.
The Company has authorized Grant Thornton to fully respond to the inquiries of any successor accountant concerning the subject matter of any disagreements.
Other Reportable Events under Item 304(a)(1)(v)
 As disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended April 1, 2016, in connection with preparation of the financial statements for such quarter management of the Company concluded, after consultation with Grant Thornton, that a material weakness in internal control over financial reporting existed. The material weakness was disclosed and a remediation plan developed, which was outlined in the Company’s Form 10-Q for the quarter ended April 1, 2016.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Grant Thornton with a copy of this disclosure on January 13, 2017, requesting Grant Thornton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A letter from Grant Thornton dated January 18, 2017 is attached as Exhibit 16.1 to this current report.
Engagement of New Accounting Firm
On January 17, 2017, the Audit Committee of the Company’s Board of Directors retained Urish Popeck & Co., LLC (“Urish Popeck”) as its new independent registered public accounting firm. The appointment received the required approval from Company’s lender, Bank of America, N.A.

During the Company’s two most recent fiscal years and the subsequent interim period through January 17, 2017, neither the Company nor anyone on its behalf consulted with Urish Popeck with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Urish Popeck to the Company that Urish Popeck concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company and Urish Popeck expect to work diligently towards satisfying all of the Company’s filing requirements with the Securities and Exchange Commission within the next seventy-five days.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibit 16.1 – Auditor’s letter dated January 18, 2017

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 18, 2017
                                          VERSAR, INC.

                                            By: /s/ James D. Villa

                              James D. Villa
                                                                                                                Senior Vice President and General Counsel